The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration Statement No: 333-273453
Subject to completion, dated August 12, 2025
Preliminary prospectus supplement
(To prospectus dated August 4, 2023)
$75,000,000
ProFrac Holding Corp.
Class A common stock

We are selling $75,000,000 of shares of our Class A common stock. We have granted the underwriters an option to purchase up to an additional $11,250,000 of shares, respectively, at the public offering price set forth above, less the underwriting discount, within 30 days from the date of this prospectus supplement.
Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the trading symbol “ACDC.” The last reported sale price of our Class A common stock on Nasdaq on August 11, 2025 was $6.09 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement, page 5 of the accompanying base prospectus, and in the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus to read about important facts you should consider before buying our Class A common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us (before expenses)	$	$

(1)
No underwriting discount or commissions will be paid to the underwriters with respect to any shares of the Class A common stock purchased by the Wilks Purchasers (as defined in this prospectus). See “Underwriting” for additional disclosure regarding underwriter compensation.

Certain entities owned by or affiliated with Messrs. Dan Wilks and Farris C. Wilks (which are the controlling stockholders of our company), as well as Farris C. Wilks in an individual capacity (collectively, the “Wilks Purchasers”), have indicated an interest in purchasing up to an aggregate of approximately $20.0 million in shares of Class A common stock in this offering at the public offering price per share. Because these indications of interest are not binding agreements or commitments to purchase, we can provide no assurances with respect to whether the Wilks Purchasers will purchase shares in this offering or, if they elect to purchase shares, the number of shares they ultimately will acquire. In addition, the underwriters may elect to sell fewer shares or not to sell any shares in this offering to the Wilks Purchasers. The underwriters will not receive any discounts or commissions from any shares of Class A common stock sold to the Wilks Purchasers in this offering. See “Indications of Interest.”
The underwriters expect to deliver the shares of Class A common stock to the purchasers on or about           , 2025 through the book-entry facilities of The Depository Trust Company.
Joint book-running managers
J.P. Morgan	Piper Sandler
August  , 2025.

Prospectus supplement
Prospectus

S-i

About this prospectus supplement
This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). We provide information to you about the issuance and sale of the Class A common stock offered hereby in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding the issuance and sale of the Class A common stock offered hereby and (2) the accompanying base prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to the issuance and sale of the Class A common stock offered hereby. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.
You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with the issuance and sale of the Class A common stock offered hereby before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information.”
We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuance and sale of the Class A common stock offered hereby. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are not, and the underwriters are not, making an offer to sell nor a solicitation of an offer to buy our Class A common stock in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. No action is being taken in any jurisdiction outside the United States to permit a public offering of our Class A common stock or possession or distribution of this prospectus supplement and accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and accompanying base prospectus applicable to that jurisdiction.
The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with the issuance and sale of the Class A common stock offered hereby is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuance and sale of the Class A common stock offered hereby, is accurate as of any date other than the respective dates thereof.
Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying base prospectus supplement to “ProFrac,” “Company,” “we,” “us,” or “our” are to ProFrac Holding Corp. and, as applicable, its subsidiaries.

Where you can find more information
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 10, 2025 and the portions of our Definitive Proxy Statement for our 2025 Annual Meeting of Stockholders filed with the SEC on April 29, 2025 and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024;

•
our Quarterly Reports on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 7, 2025, and for the three months ended June 30, 2025, filed with the SEC on August 7, 2025;

•
our Current Reports on Form 8-K filed with the SEC on June 3, 2025 and June 30, 2025 (except for the information furnished under Item 7.01 and Exhibit 99.1 thereto); and

•
the description of our Class A common stock contained in our registration statement on Form 8-A, filed May 10, 2022, as updated by Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2024.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information “furnished” pursuant to Item 2.02 or Item 7.01 with the SEC on any Current Report on Form 8-K and other portions of documents that are “furnished,” but not “filed,” pursuant to applicable rules promulgated by the SEC, unless otherwise noted), after the date of this prospectus supplement and prior to the completion or termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement.
We file annual, quarterly and other reports and other information with the SEC (File No. 1-41388). The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may inspect a copy of the registration statement through the SEC’s website. We make available free of charge on or through our Internet website, www.pfholdingscorp.com, our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement (unless specifically incorporated by reference into this prospectus supplement as described above).
You may obtain any of the documents incorporated by reference into this prospectus supplement from the SEC through the SEC’s website at the address provided above. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any or all of the information that is incorporated by reference into this prospectus supplement (excluding any exhibit to those documents, unless the exhibit is specifically incorporated by reference into such documents), at no cost, by visiting our Internet website at www.pfholdingscorp.com, or by writing or calling us at the following address:
ProFrac Holding Corp.
333 Shops Boulevard, Suite 301
Willow Park, Texas 76087
(254) 776-3722
Attn: Investor Relations
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

Cautionary note regarding forward-looking statements
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and or thereafter, contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include those that express a belief, expectation or intention, as well as those that are not statements of historical fact. Forward-looking statements include information regarding our future plans and goals, as well as our expectations with respect to:
•
our business strategy and future growth prospects;

•
our industry;

•
integration of acquired businesses;

•
our future profitability, cash flows and liquidity;

•
our financial strategy, budget, projections and operating results;

•
the amount, nature and timing of our capital expenditures and the impact of such expenditures on our performance;

•
the availability and terms of capital;

•
our exploration, development and production activities;

•
the market for our existing and future products and services;

•
competition and government regulations; and

•
general economic conditions.

These forward-looking statements may be accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “should,” “could,” “would,” “likely,” “future,” “budget,” “pursue,” “target,” “seek,” “objective,” or similar expressions that are predictions of or indicate future events or trends that do not relate to historical matters.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the “Risk Factors” section in our Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference.
We do not assume any obligation to update any forward-looking statements made by us. Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, but not limited to, the following:
•
our ability to finance, consummate, integrate and realize the benefits expected from our past or future acquisitions, including any related synergies;

•
uncertainty regarding the timing, pace and extent of economic growth in the United States and elsewhere, which in turn may affect demand for crude oil and natural gas and the demand for our services;

•
the level of production of crude oil, natural gas and other hydrocarbons and the resultant market prices of crude oil, natural gas, natural gas liquids and other hydrocarbons;

•
a further decline or future decline in domestic spending by the onshore oil and natural gas industry;

•
actions by members of the Organization of Petroleum Exporting Countries, Russia and other oil-producing countries with respect to oil production levels and announcements of potential changes in such levels;

•
the political environment in oil and natural gas producing regions, including uncertainty or instability resulting from civil disorder, terrorism or war, such as the ongoing war between Russia and Ukraine, the war between Israel and Hamas, and the global response to such hostilities, which may negatively impact our operating results;

•
changes in general economic and geopolitical conditions, including any impacts from inflation and tariffs;

•
competitive conditions in our industry;

•
changes in the long-term supply of and demand for oil and natural gas;

•
actions taken by our customers, competitors and third-party operators;

•
technological advances affecting energy consumption;

•
a decline in demand for proppant;

•
our ability as well as the ability of our customers to obtain permits, approvals and authorizations from governmental and third parties, and the effects of or changes to U.S. government regulation;

•
changes in the availability and cost of capital;

•
inflationary factors, such as increases in the labor costs, material costs and overhead costs;

•
large or multiple customer defaults, including defaults resulting from actual or potential insolvencies;

•
the effects of consolidation on our customers or competitors;

•
the price and availability of debt and equity financing, including changes in interest rates;

•
our ability to complete growth projects on time and on budget;

•
introduction of new drilling or completion techniques, or services using new technologies subject to patent or other intellectual property protections;

•
operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control;

•
acts of terrorism, war or political or civil unrest in the United States or elsewhere;

•
loss or corruption of our information or a cyberattack on our computer systems;

•
the price and availability of alternative fuels and energy sources;

•
risks relating to launching new businesses;

•
federal, state and local regulation of hydraulic fracturing and other oilfield service activities, as well as exploration and production activities, including public pressure on governmental bodies and regulatory agencies to regulate the industry;

•
the availability of water resources, suitable proppant and chemicals in sufficient quantities for use in hydraulic fracturing fluids;

•
the effects of existing and future laws and governmental regulations (or the interpretation thereof) on us and our customers;

•
the severity and duration of widespread health events and related economic repercussions on the oil and gas industry and on demand for oil and gas;

•
the effects of future litigation; and

•
other risks and uncertainties described in “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the SEC that are incorporated herein by reference.

These and other important factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in (i) “Risk Factors” in this prospectus, (ii) our other reports and filings we made with the SEC from time to time, and (iii) other announcements we may make from time to time. Should one or more of the risks or uncertainties described in our SEC filed documents listed above or in this prospectus occur, or should underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statements. All such forward-looking statements in this prospectus are expressly qualified in their entirety by the cautionary statements in this section.

Summary
This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our Class A common stock. You should read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part.
The company
We are a technology-focused, vertically integrated, innovation-driven energy services holding company providing hydraulic fracturing, proppant production, other completion services and other complementary products and services including distributed power generation to leading upstream oil and natural gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources throughout the United States. Founded in 2016, ProFrac was built to be the go-to service provider for E&P companies’ most demanding hydraulic fracturing needs. We operate in three business segments: Stimulation Services, Proppant Production and Manufacturing.
We employ a differentiated business model, focused on vertical integration, technological innovation and actively acquiring assets and businesses that expand our capabilities. In combination with our technical expertise, our ability to design and manufacture equipment and produce proppant positions us to custom tailor our products and services to meet the needs of our customers. We believe our combined technical and operational capabilities integrated across our three segments uniquely position us to capitalize on the demand for well stimulation services to support the ongoing development of American oil and gas reserves.
Our operations are focused on the most active unconventional regions in the United States, where we have cultivated deep and longstanding customer relationships with some of those regions’ leading E&P companies. We believe we are among the largest well stimulation services providers in the United States, with 24 active fleets as of July 31, 2025. We operate throughout nearly all major unconventional oil and gas basins in the United States and our scale and geographical footprint provide us with both operating leverage as well as exposure to a diversified customer and commodity mix.
We are also among the largest producers of in-basin frac sand in the United States, with approximately 21.5 million tons of annual nameplate capacity across eight frac sand mines (including our idled Merryville Sand Mine) in the Haynesville Shale in East Texas, Louisiana and Arkansas, the Permian Basin in West Texas and New Mexico and the Eagle Ford Shale in South Texas as of June 30, 2025. In addition to the significant quantitative and qualitative benefits that our Proppant Production segment provides to our Stimulation Services Segment, our scale, reach and proximity of our mines to customers’ well sites enable reliable, low-cost sand production for third party proppant customers. Our business combines a young fleet of modern, technologically advanced pressure pumping equipment with vertically integrated proppant, chemicals and manufacturing, enabling us to deliver premium products and service quality while maintaining an advantaged cost structure.
Corporate information
Our principal executive offices are located at 333 Shops Boulevard, Suite 301, Willow Park, Texas 76087. The telephone number of our principal executive offices is (254) 776-3722. Our corporate website address is http://www.pfholdingscorp.com. The information contained on our website does not constitute part of this prospectus supplement.
Non-GAAP financial measures
We define Adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income tax provision, (iii) depreciation, depletion and amortization, (iv) loss on disposal of assets, (v) stock-based compensation, and (vi) other charges, such as reorganization costs, stock compensation expense and other costs related to our initial public offering, certain credit losses, (gain) or loss on extinguishment of debt, unrealized loss (or gain) on investment, acquisition and integration expenses, litigation expenses and accruals for legal contingencies, and acquisition earn-out adjustments. We define Adjusted EBITDA Less Capital Expenditures as Adjusted EBITDA less (i) investment in property, plant & equipment and (ii) proceeds from sale of assets.
We believe Adjusted EBITDA and Adjusted EBITDA Less Capital Expenditures are important supplemental measures because they allow us to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income tax rates). The following table presents a reconciliation of the GAAP financial measure of net income (loss) and to the non-GAAP measures of Adjusted EBITDA and Adjusted EBITDA Less Capital Expenditures:
	Three Months Ended				Six Months Ended
(In millions)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2025	June 30, 2024
Net income (loss)	$(103.5)	$(15.4)	$(101.7)	$(43.5)	$(118.9)	$(62.6)
Interest expense, net	35.1	35.9	38.8	40.6	71.0	77.2
Depreciation, depletion and amortization	104.7	106.0	113.3	112.7	210.7	216.2
Income tax expense (benefit)	4.4	0.3	17.9	(1.5)	4.7	(23.4)
Loss (gain) on disposal of assets, net	5.2	3.4	2.8	(1.4)	8.6	(1.1)
Loss on extinguishment of debt	—	—	—	—	—	0.8
Provision for credit losses, net of recoveries	12.8	—	—	—	12.8	—
Stock-based compensation	2.0	1.1	1.2	1.1	3.1	5.0
Lease termination	0.8	—	—	—	0.8	—
Transaction costs	3.3	0.2	—	3.9	3.5	—
Severance charges	0.4	—	—	0.7	0.4	1.8
Acquisition and integration costs	0.1	0.1	2.7	2.0	0.2	3.1
Supply commitment charges	—	—	—	9.4	—	0.2
Impairment of goodwill	—	—	—	6.8	—	67.7
Gain on insurance recoveries	—	—	(1.7)	—	—	(3.2)
Litigation expenses and accruals for legal contingencies	2.8	1.6	(1.2)	2.9	4.4	14.0
Unrealized loss (gain) on investments, net	10.5	(3.7)	(1.3)	1.1	6.8	(0.2)
Adjusted EBITDA	$78.6	$129.5	$70.8	$134.8	$208.1	$295.5
(-) Investment in property, plant & equipment	$(46.5)	$(52.5)	$(63.2)	$(70.0)	$(99.0)	$(121.8)
Adj. EBITDA less capital expenditures	$32.1	$77.0	$7.6	$64.8	$109.1	$173.7
We define Free Cash Flow as net cash provided by or (used in) operating activities less investment in property, plant and equipment plus proceeds from sale of assets. We believe Free Cash Flow is an important supplemental liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions, and Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. The following tables present a reconciliation of the GAAP financial measure of Net Cash provided by Operating Activities to the non-GAAP measure of Free Cash Flow:

	Three Months Ended				Six Months Ended
(In millions)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2025	June 30, 2024
Net cash provided by operating activities	$100.4	$38.7	$76.5	$98.2	$139.1	$192.6
Investment in property, plant & equipment	(46.5)	(52.5)	(63.2)	(70.0)	(99.0)	(121.8)
Proceeds from sale of assets	0.5	0.2	41.0	2.9	0.7	29.0
Free cash flow	$54.4	$(13.6)	$54.3	$31.1	$40.8	$99.8
We define Net Debt as total debt plus unamortized debt discounts, premiums, and issuance costs less cash and cash equivalents. We believe that our presentation of Adjusted EBITDA, Adjusted EBITDA Less Capital Expenditures, Free Cash Flow and Net Debt will provide useful information to investors in assessing our financial condition and results of operations. We believe Net Debt is an important supplemental measure of indebtedness for management and investors because it provides a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents. The following tables present a reconciliation of the GAAP financial measure of current portion of long-term to the non-GAAP measure of net debt:
(In millions)	June 30, 2025	December 31, 2024
Current portion of long-term debt	$131.0	$159.6
Current portion of long-term debt – related party	5.0	5.0
Long-term debt	941.9	936.1
Long-term debt – related party	6.3	8.3
Total debt	$1,084.2	$1,109.0
Plus: unamortized debt discounts, premiums, and issuance costs	25.8	29.9
Total principal amount of debt	$1,110.0	$1,138.9
Less: cash and cash equivalents	(26.0)	(14.8)
Net debt	$1,084.0	$1,124.1

The offering
Issuer
ProFrac Holding Corp.
Shares of Class A common stock offered by us
$75,000,000 of shares of Class A common stock ($11,250,000 of shares of Class A common stock if the underwriters exercise in full their 30-day option to purchase additional shares from us at the public offering price, less underwriting discounts).
Public offering price per share
$      .
Shares of Class A common stock outstanding prior to this offering
160,280,185 shares, as of August 4, 2025.
Shares of Class A common stock outstanding immediately after this offering
          shares of Class A common stock (          shares of Class A common stock if the underwriters exercise in full their 30-day option to purchase additional shares from us at the public offering price, less underwriting discounts).
Indications of interest
The Wilks Purchasers have indicated an interest in purchasing up to an aggregate of approximately $20.0 million in shares of Class A common stock in this offering at the public offering price per share. Because these indications of interest are not binding agreements or commitments to purchase, we can provide no assurances with respect to whether the Wilks Purchasers will purchase shares in this offering or, if they elect to purchase shares, the number of shares they ultimately will acquire. In addition, the underwriters may elect to sell fewer shares or not to sell any shares in this offering to the Wilks Purchasers. The underwriters will not receive any discounts or commissions from any shares of Class A common stock sold to the Wilks Purchasers in this offering. See “Indications of Interest.”
Use of proceeds
We estimate that we will receive net proceeds from this offering of approximately $      , after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to repay borrowings outstanding under our senior secured asset-based revolving credit agreement (as amended, the “2022 ABL Credit Facility”), to pursue potential investment opportunities and for working capital and other general corporate purposes. See “Use of Proceeds.”
Risk factors
Investing in our Class A common stock involves a high degree of risk. Please see “Risk Factors” on page S-11 of this prospectus supplement, the accompanying base prospectus and the other information included or incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of factors you should carefully consider before investing in our Class A common stock.

Nasdaq symbol
Our Class A common stock is listed on Nasdaq under the symbol “ACDC.”
Transfer agent
Equiniti Trust Company, LLC is transfer agent and registrar for our Class A common stock.
Except as otherwise noted, we have presented the information in this prospectus supplement assuming no exercise by the underwriters of their option to purchase additional shares of Class A common stock and no vesting of restricted stock unit awards or performance-based stock unit awards and no exercise of outstanding stock options.

Risk factors
Investing in our Class A common stock involves a high degree of risk. In addition to the risk factors set forth below, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and other filings we make with the SEC, which are incorporated by reference in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus prior to making an investment in our Class A common stock. If any of the described risks were actually to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Note Regarding Forward-Looking Statements.”
The risks described below and those risks described in documents incorporated by reference into this prospectus supplement are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also adversely affect our business operations.
Risks related to the Class A common stock and this offering
The market price of our Class A common stock may be volatile, and your investment in our stock could suffer a decline in value.
The market price of our Class A common stock could vary significantly as a result of a number of factors, some of which are beyond ProFrac’s control. The following is a non-exhaustive list of factors that could affect our stock price:
•
our operating and financial performance;

•
quarterly variations in our financial and operating results;

•
the public reaction to our press releases, our other public announcements and our filings with the SEC;

•
strategic actions by our competitors;

•
our failure to meet revenue or earnings estimates by research analysts or other investors;

•
changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

•
speculation in the press or investment community;

•
the failure of research analysts to cover our common stock;

•
sales of our Class A common stock by ProFrac or other shareholders, or issuances of additional shares of our Class A common stock, or the perception that such sales or issuance may occur;

•
changes in accounting principles, policies, guidance, interpretations or standards;

•
additions or departures of key management personnel;

•
actions by our stockholders;

•
general market conditions, including fluctuations in commodity prices;

•
domestic and international economic, legal and regulatory factors unrelated to our performance; and

•
the realization of any risks described under this “Risk Factors” section and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Class A common stock. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and materially harm our business, operating results and financial condition.

The current market price of our securities may not be indicative of future market prices or intrinsic value, and we may not be able to sustain or increase the value of an investment in our securities. Investors in our securities may experience a decrease, which could be substantial in the value of their securities, including decreases unrelated to our operating performance, financial results or prospects. Your only opportunity to achieve a return on your investment in our securities may be if the market price of our securities appreciates and you sell your securities at a profit. The market price for our securities may never exceed, and may fall below, the price that you paid for such securities. You could lose all or part of your investment in us as a result.
A significant reduction of the ownership interests of Messrs. Dan Wilks and Farris C. Wilks and entities owned by or affiliated with them (collectively, the “Wilks”) in ProFrac could adversely affect us.
We believe that the Wilks’ substantial ownership interest in ProFrac provides them with an economic incentive to assist us to be successful. However, the Wilks may elect at any time to sell all or a substantial portion of or otherwise reduce their ownership interest in us. If the Wilks sell all or a substantial portion of their ownership interests in us, they may have less incentive to assist in our success. Such actions could adversely affect our ability to successfully implement our business strategies which could adversely affect our cash flows or results of operations.
The Wilks have the ability to direct the voting of a majority of our voting stock, and their interests may conflict with those of our other stockholders.
As of December 31, 2024, the Wilks controlled approximately 87.2% of our total voting power. As a result, the Wilks are able to control matters requiring stockholder approval, including the election of directors, changes to our organizational documents and significant corporate transactions. This concentration of ownership makes it unlikely that any other holder or group of holders of our Class A common stock will be able to affect the way we are managed or the direction of our business. The interests of the Wilks with respect to matters potentially or actually involving or affecting us, such as future acquisitions, financings and other corporate opportunities and attempts to acquire us, may conflict with the interests of our other stockholders.
Furthermore, in connection with our initial public offering, ProFrac entered into a Stockholders’ Agreement, dated as of May 17, 2022, with certain of the Wilks (as amended on January 13, 2023, the “ProFrac Stockholders’ Agreement”), which addresses the right to designate nominees for election to the ProFrac board of directors. The existence of significant stockholders may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of ProFrac’s other stockholders to approve transactions that they may deem to be in the best interests of ProFrac. Moreover, the Wilks’ concentration of stock ownership may adversely affect the trading price of Class A common stock to the extent investors perceive a disadvantage in owning stock of a company with significant stockholders.
We do not presently anticipate paying cash dividends on our Class A common stock and our existing debt agreements, as well as the Series A Certificate of Designation, place restrictions on our ability to do so. Consequently, your only opportunity to achieve a return on your shares of Class A common stock is if the price of our Class A common stock appreciates.
While we look forward to the opportunity to pay dividends in the future, we do not presently anticipate paying any cash dividends on our Class A common stock in the foreseeable future. In addition, our Series A Certificate of Designation and our existing debt agreements place, and we expect our future debt agreements will place, restrictions on our ability to pay cash dividends. Consequently, unless we revise our dividend policy, receive permission from the holders of our Series A Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) pursuant to the Series A Certificate of Designation, and are released of the provisions in our loan agreements that restrict the payment of dividends, your only opportunity to achieve a return on your investment in us will be if you sell your Class A common stock at a price greater than the price that you paid for it. There is no guarantee that the price of our Class A common stock that will prevail in the market will ever exceed the amount that you paid for it.

We are a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualify for and intend to rely on exemptions from certain corporate governance requirements.
Because the Wilks beneficially own more than a majority of the voting power of ProFrac, we are a controlled company under Sarbanes-Oxley and rules of Nasdaq. Additionally, the Wilks are currently, and we expect that they will continue to be, deemed a group for purposes of certain rules and regulations of the SEC as a result of the ProFrac Stockholders’ Agreement. Under the Nasdaq rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that:
•
a majority of the board of directors consist of independent directors as defined under the rules of Nasdaq;

•
the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These requirements will not apply to us as long as we remain a controlled company. We currently intend to continue to utilize some or all of these exemptions. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.
The issuance of Class A common stock upon the conversion of the Preferred Stock may cause dilution to our existing stockholders.
Our Preferred Stock is convertible into our Class A common stock at a conversion ratio that is the quotient of: (i) the liquidation preference as of the date of the conversion and (ii) the then applicable conversion price (which is initially set at $20.00, but may be adjusted from time to time, in accordance with the terms of the Series A Certificate of Designation). It is likely that a larger amount of our Class A common stock will be issued further into the future that our Preferred Stock is converted into our Class A common stock. The Preferred Stock is entitled to 8% dividends per annum, paid-in-kind and compounded quarterly on the then outstanding Liquidation Preference (as defined in the Series A Certificate of Designation). We cannot predict when, and how many, shares of our Class A common stock shall be issued upon the conversion of the Preferred Stock, or predict or quantify any dilution existing holders of our Class A common stock may experience upon such conversion. The conversion of the Preferred Stock into our Class A common stock could result in substantial dilution to existing holders of our Class A common stock. Holders of our Preferred Stock also have liquidation rights that could affect the residual value of the Class A common stock.
This offering will be dilutive, and there may be future dilution of our Class A common stock, which may adversely affect the market price of our Class A common stock.
We cannot predict whether this offering or any future issuance or sale of shares of our Class A common stock or the availability of shares for resale in the open market will decrease the per share trading price of our Class A common stock. The market price of our Class A common stock could decline as a result of any dilutive effect that such sales, including this offering, may have on our earnings per share. Such a decline may also occur as a result of (i) additional sales, or the perception that such additional sales could occur, particularly by our directors, executive officers and significant stockholders, (ii) issuances of restricted stock unit awards, performance-based stock unit awards and stock option awards granted to certain directors, executive officers or employees under our equity incentive plans, or (iii) issuances in connection with future property or business acquisitions.
Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.
We intend to use the net proceeds from this offering to repay borrowings outstanding under our 2022 ABL Credit Facility, to pursue potential investment opportunities and for working capital and general corporate purposes, including potential investments in new lines of business in which we have limited operational experience. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described below in the section entitled “Use of Proceeds,” or in ways that do not necessarily improve our operating results or enhance the value of our Class A common stock. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our failure to use these funds effectively could have a material adverse effect on our business and could cause the price of our Class A common stock to decline.
Adverse results of legal proceedings could materially adversely affect us.
We are, and may in the future be, subject to legal proceedings, claims, and controversies that arise out of the ordinary conduct of our business. The outcome of these matters may be difficult to assess or quantify, and there cannot be any assurance that such matters will be resolved in our favor. Irrespective of the merits, litigation and dispute resolution may be both lengthy and disruptive to our operations and may cause significant expenditure and diversion of management attention, or may require settlement payments. We may be faced with monetary damages or injunctive relief against us that could have an adverse impact on our business and results of operations should we fail to prevail in certain matters. For example, we assumed a sand contract in connection with our acquisition of a business and, in early August 2025, we and the acquired subsidiary were named as defendants in a suit alleging breach of contract related to a purported failure to purchase volumes under such contract. It is possible that cases in the future could result in damages that could adversely affect our ability to conduct our business or negatively impact our financial condition or results of operations.
The demand for our services has diversified as the use case for our power generation assets expands to encompass additional potential revenue streams, including the provision of power to companies not engaged in the production of hydrocarbons. In addition, we have historically engaged in, and may in the future pursue, acquisitions. Changing industry dynamics and the integration of acquisitions may have a negative impact on our business if we do not effectively respond to market trends and incorporate acquired businesses.
The demand for power generation from data centers and utilities has expanded the use case for our power generation assets. In addressing these new areas of demand for our services, we may face challenges related to new regulatory regimes (including with respect to the sale of power), an expanded cohort of potential competitors and unforeseen obstacles related to servicing a business line which we have not historically addressed. In addition, we have pursued a number of acquisition opportunities and may continue to do so in the future—both in connection with our historical strategy and in connection with our strategy to expand into new areas of demand for our services. Integrating new assets presents challenges as management’s attention may be diverted as they work to effectively incorporate acquired operations into our business and legacy contracts of acquired entities may have unforeseen impacts on our business.

Indications of interest
The Wilks Purchasers have indicated an interest in purchasing up to an aggregate of approximately $20.0 million in shares of Class A common stock in this offering at the public offering price per share. Because these indications of interest are not binding agreements or commitments to purchase, we can provide no assurances with respect to whether the Wilks Purchasers will purchase shares in this offering or, if they elect to purchase shares, the number of shares they ultimately will acquire. In addition, the underwriters may elect to sell fewer shares or not to sell any shares in this offering to the Wilks Purchasers. The underwriters will not receive any discounts or commissions from any shares of Class A common stock sold to the Wilks Purchasers in this offering.

Use of proceeds
We estimate that we will receive net proceeds from this offering of approximately $      , after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to repay borrowings outstanding under our 2022 ABL Credit Facility, to pursue potential investment opportunities and for working capital and other general corporate purposes. As of the date hereof, we have not made any determination as to the amount of borrowings under the 2022 ABL Credit Facility to repay, if any, or as to the specific acquisitions or investment opportunities to be pursued, nor the cost, timing or method of such acquisitions or investments. Any proceeds not used to repay existing indebtedness will be used for working capital and general corporate purposes.
As of June 30, 2025, we had $163.7 million of outstanding borrowings and $13.0 million of letters of credit outstanding under our 2022 ABL Credit Facility. Our 2022 ABL Credit Facility matures on March 4, 2027, and, as of June 30, 2025, had a weighted average interest rate of 8.6499%. The borrowings under our 2022 ABL Credit Facility to be repaid were incurred primarily to fund the operations of and service the debt of the Company, including but not limited to principal and interest payments, working capital, capital expenditures and payroll.

Capitalization
The following table sets forth our unaudited cash and capitalization as of June 30, 2025:
•
on an actual basis; and

•
on an as-adjusted basis to reflect (i) the consummation of this offering, assuming no exercise by the underwriters of their option to purchase additional shares, and the application of net proceeds from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, to Cash pending use as set forth in “Use of Proceeds” and (ii) an assumption the Company elects to issue $40.0 million aggregate principal amount of additional Senior Secured Floating Rate Notes due 2025 as described below (the existing Notes, the “2029 Senior Notes” and the additional notes, the “Optional Notes”).

You should read this table in conjunction with our consolidated financial statements and related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2025, each of which is incorporated by reference in this prospectus supplement.
	As of June 30, 2025
(Dollars in millions)	Actual	As Adjusted for Offering and Optional Notes
Cash and cash equivalents(1)	$26.0	$
Long-term debt:
2022 ABL Credit Facility(2)	$163.7		$163.7
Equify Notes(3)	11.2		11.2
Alpine 2023 Term Loan	330.0		330.0
Finance Lease Obligations(4)	16.0		16.0
Flotek ABL Credit Facility(5)	5.1		5.1
2029 Senior Notes(6)	568.5		608.5
Other	15.5		15.5
Total long-term debt	$1,110.0		$1,150.0
Mezzanine equity:
Series A redeemable convertible preferred stock, $0.01 par value (50,000 shares authorized, issued and outstanding)	66.1		66.1
Stockholders’ equity:
Preferred stock, $0.01 par value (50,000,000 shares authorized, none issued)	—		—
Class A common stock, $0.01 par value (600,000,000 shares authorized, 160,200,000 issued and 160,200,000 outstanding (historical) and issued and outstanding (as adjusted))	1.5
Class B common stock, $0.01 par value (400,000,000 shares authorized, no shares issued and outstanding)	—		—
Additional paid-in capital	1,235.9
Accumulated deficit	(361.9)		(361.9)
Total stockholder’s equity attributable to ProFrac Holding Corp.	875.5
Noncontrolling interest	76.7
Total stockholders’ equity	952.2
Total capitalization	$2,128.3	$

(1)
Inclusive of $5.0 million of Flotek Industries, Inc.’s (“Flotek”) Cash and Equivalents; we do not have access to or use of Flotek’s cash or liquidity.

(2)
As of August 6, 2025, we had outstanding borrowings of approximately $138.2 million and availability of approximately $102.9 million under our 2022 ABL Credit Facility.

(3)
Consists of related party debt agreements.

(4)
Inclusive of Flotek’s finance lease obligations.

(5)
We do not have access to or use of Flotek’s cash or liquidity, and the creditors of Flotek have no recourse to our assets.

(6)
Assumes the Company issues an additional $40.0 million of 2029 Senior Notes. The issuance of the Optional Notes are solely at our option in the amounts of $20.0 million on either September 30, 2025 or December 15, 2025 and $20.0 million on December 15, 2025, in each case subject to closing conditions and further approvals of our board of directors. We are under no obligation to issue one or both tranches of the Optional Notes, in which case we would not receive the cash proceeds shown in the pro forma capitalization nor incur the related indebtedness. There can be no assurance as to the timing or amount of the Additional Notes, if any. The net proceeds from the issuance of the Optional Notes will be used to fund capital expenditures with any remaining proceeds used for general corporate purposes.

Material U.S. federal income tax considerations for non-U.S. holders
The following discussion is a summary of certain U.S. federal income tax considerations related to the purchase, ownership and disposition of our Class A common stock by a non-U.S. holder (as defined below) that purchases our Class A common stock pursuant to this offering and holds our Class A common stock as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:
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banks, insurance companies or other financial institutions;

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tax-exempt or governmental organizations;

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qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

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brokers, dealers and traders in securities or foreign currencies;

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traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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persons subject to the alternative minimum tax;

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partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•
controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

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persons required to accelerate the recognition of any item of gross income with respect to our Class A common stock as a result of such income being recognized on an applicable financial statement;

•
persons that own, or are deemed to own, more than five percent (5%) of our Class A common stock (except to the extent specifically set forth below);

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persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

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persons that acquired our Class A common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•
tax-qualified retirement plans;

•
U.S. expatriates and certain former citizens or long-term residents of the United States; and

•
persons that hold our Class A common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our Class A common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the ownership and disposition of our Class A common stock by such partnership.
PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Non-U.S. holder defined
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Class A common stock that is not for U.S. federal income tax purposes a partnership and is not any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Distributions
We do not expect to pay any distributions on our Class A common stock in the foreseeable future. However, in the event we do make distributions of cash or other property on our Class A common stock (other than certain stock distributions), such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any dividends made to a non-U.S. holder on our Class A common stock generally will be subject to U.S. withholding tax at a rate of thirty percent (30%) of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. This certification generally must be provided before the payment of dividends and generally must be updated periodically. A non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a thirty percent (30%) rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

If the amount of a distribution on our Class A common stock exceeds our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our Class A common stock and thereafter as capital gain from the sale or exchange of such Class A common stock. See “— Gain on disposition of Class A common stock.” A non-U.S. holder’s adjusted tax basis in a share of our Class A common stock is generally the purchase price of such share, reduced by the amounts of any such tax-free returns of capital.
The withholding rules applicable to distributions by “USRPHCs” (as defined below under “— Gain on disposition of Class A common stock”) that exceed current and accumulated earnings and profits are not clear. If we make a distribution on our Class A common stock in excess of our current and accumulated earnings and profits and (i) we are a USRPHC or (ii) we were treated as a USRPHC at any time during the five-year period ending on the date of a distribution, the applicable withholding agent may satisfy its withholding requirements by treating the entire distribution as a dividend that is subject to the withholding rules generally as described in the first paragraph of this section “— Distributions.” This includes withholding at a rate generally as described in such paragraph, but possibly at a rate no less than 15% (or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC). Or, the applicable withholding agent could treat only the amount of the distribution reasonably estimated to be paid from our current and accumulated earnings and profits as a dividend that is generally subject to the withholding rules as described in the first paragraph of this section “— Distributions,” with the excess portion of the distribution (if any) treated generally as the result of a sale of shares in a USRPHC (discussed below under “— Gain on disposition of Class A common stock”). To receive the benefit of a reduced treaty rate on distributions, a non-U.S. holder must provide the withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form) certifying qualification for the reduced rate. Because we believe that we are and will continue to be a USRPHC (as discussed below under “— Gain on disposition of Class A common stock”), an applicable withholding agent may apply the rules described in this paragraph.
Gain on disposition of Class A common stock
Subject to the discussions below under “— Backup Withholding and Information Reporting” and “— Additional Withholding Requirements under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Class A common stock unless:
•
the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•
the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•
our Class A common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.
A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation, it may also be subject to a branch profits tax (at a thirty percent (30%) rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such gain.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds fifty percent (50%) of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our Class A common stock continues to be “regularly traded on an established securities market,” only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Class A common stock, more than five percent (5%) of our Class A common stock will be taxable on gain realized on the disposition of our Class A common stock as a result of our status as a USRPHC. If our Class A common stock were not considered to be regularly traded on an established securities market, such holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A common stock (as described in the preceding paragraph), and a 15 percent (15%) withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Class A common stock.
Backup withholding and information reporting
Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).
Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A common stock effected outside the United States by such a broker if it has certain relationships within the United States.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.
Additional withholding requirements under FATCA
Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a thirty percent (30%) withholding tax on any dividends paid on our Class A common stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial

United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW.

Underwriting
We are offering the shares of Class A common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC and Piper Sandler & Co. are acting as joint book-running managers of the offering. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:
Name	Number of Shares
J.P. Morgan Securities LLC
Piper Sandler & Co.
Total
The underwriters are committed to purchase all the shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the shares directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $      per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $      per share from the initial public offering price. After the initial offering of the shares to the public, if all of the shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to           additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $      per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total	$	$
We estimate that our portion of the total expenses of this offering will be $      . We have agreed to reimburse the underwriters for reasonable FINRA expenses in an amount up to $      . In addition, we will bear the other costs, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $      .
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated to the underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such swap, other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, in each case without the prior written consent of J.P. Morgan Securities LLC and Piper Sandler & Co. for a period of 45 days after the date of this prospectus, other than the shares of our common stock to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of our common stock or securities convertible into or exercisable for shares of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of rights, warrants or options (including net exercise) or the settlement of restricted stock units (“RSUs”) (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus, or the issuance of up to $1,750,000 in Class A common stock to be issued pursuant to that certain Letter Agreement to Shared Services Agreement, dated as of June 30, 2025, by and between Wilks Brothers, LLC and ProFrac Holdings II, LLC; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an employee benefit plan, qualified stock option plan or other employee compensation plan in effect as of the closing of this offering and described in this prospectus; (iii) the filing of a Registration Statement on Form S-8 to register shares of common stock issuable pursuant to any plans referred to in (ii) above; and (iv) the issuance of common stock or the entrance into an agreement to issue common stock or any securities convertible into, or exercisable or exchangeable for, common stock as consideration for the acquisition of equity interests or assets of any person, or the acquisition by us by any other manner of any business, properties, assets or persons, in one or more transactions or a series of related transactions, or the filing of a registration statement relating to such securities; provided that with respect to clause (iv) above no more than an aggregate of 10% of the number of shares of our capital stock outstanding immediately after the issuance and sale of the common stock pursuant to the underwriting agreement are issued; and, provided further, that the recipients thereof provide to the underwriters a signed lock-up letter substantially in the form of the lock-up letter described in Section 6(k) the underwriting agreement.
Our directors and executive officers, and certain of our significant shareholders (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 45 days after the date of this prospectus (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC and Piper Sandler & Co., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A common stock, par value $0.01 per share (the “common stock”), or any securities convertible into or exercisable or exchangeable for common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the common stock, the “lock-up securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing; provided that the foregoing shall not apply to any shares of common stock purchased in the public offering by the

Wilks Purchasers. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
Notwithstanding the foregoing, a lock-up party may: (a) transfer the lock-up securities: (i) as a bona fide gift or gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of the lock-up agreements, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), (iv) to a partnership, limited liability company or other entity of which the lock-up party and the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a liquidating distribution to members or shareholders of the lock-up party; provided, that the transferee or distributee agrees to be bound in writing by the restrictions set forth herein; provided further, that any such transfer shall not involve a disposition for value; and, provided further, that no filing under Section 16(a) of the Exchange Act reporting such transfer of the lock-up party’s lock-up securities (other than a required Form 5, or any required Schedule 13F, Schedule 13F/A, Schedule 13G or Schedule 13G/A) shall be required or shall be voluntarily made during the restricted period, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to us from an employee of ours upon death, disability or termination of employment, in each case, of such employee, (ix) as part of a sale of the lock-up party’s lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the lock-up party pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the registration statement, the underwriting agreement and this prospectus, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our Board of Directors and made to all holders of our capital stock involving a change of control (as defined below) of us (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of us (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up securities shall remain subject to the provisions of the lock-up agreement; provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the underwriters a lock-up letter in the form of the lock-up agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee)

under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the restricted period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; (b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the registration statement, the underwriting agreement and this prospectus; provided that any lock-up securities received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement; (c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of common stock or warrants to acquire shares of common stock; provided that any such shares of common stock or warrants received upon such conversion shall be subject to the terms of the lock-up agreement; and (d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of lock-up securities; provided that (1) such plans do not provide for the transfer of lock-up securities during the restricted period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan.
J.P. Morgan Securities LLC and Piper Sandler & Co., in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Our common stock is listed/quoted on the Nasdaq Global Select Market under the symbol “ACDC”.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the other underwriters can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in the European economic area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer;

(c)
or in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to prospective investors in Australia
This document:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to prospective investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in France
Neither this prospectus nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs estraint) and/or to a restricted circle of investors (cercle estraint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to prospective investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to prospective investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, no shares of common stock have been or will be offered or sold and no shares of common stock have been or will be made the subject of an invitation for subscription or purchase, and no prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has been or will be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Notice to prospective investors in Switzerland
This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)
to any person which is a professional client as defined under the FinSA;

(b)
to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of J.P. Morgan Securities LLC and Piper Sandler & Co. for any such offer; or

(c)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.
The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to prospective investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated 27 December 2017, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.
Notice to prospective investors in the Abu Dhabi Global Market
The Abu Dhabi Global Market (ADGM), including the Financial Services Regulatory Authority and the Registration Authority does not accept any responsibility for the content of the information included in this prospectus, including the accuracy or completeness of such information. The liability for the content of this prospectus lies with the issuer of this prospectus and other persons, such as experts, whose opinions are included in this prospectus with their consent. The ADGM has also not assessed the suitability of the securities to which this prospectus relates to any particular investor or type of investor. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities If you do not understand the contents of this prospectus or are unsure whether the securities to which this prospectus relates are suitable for your individual investment objectives and circumstances, you should consult an authorised financial adviser.
Notice to prospective investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority (DFSA).

Legal matters
Certain legal matters in connection with the Class A common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. Latham & Watkins LLP, Austin, Texas, is acting as counsel to the underwriters in connection with this offering.
Experts
The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of ProFrac Holding Corp. incorporated in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
Information set forth or incorporated by reference in this prospectus supplement regarding our mineral reserves and resources as of December 31, 2024 is based upon estimates of such reserves and resources in the reports prepared by John T. Boyd Company, independent mining engineers and geologists. All such information has been so included on the authority of such firm as expert regarding the matters contained in its reports.

PROSPECTUS
ProFrac Holding Corp.
$750,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

From time to time, we may offer and sell any combination of the securities described in this prospectus up to an aggregate amount of $750,000,000, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer shares of our Class A common stock, par value $0.01 per share (the “Class A Common Stock”), or shares of our preferred stock, par value $0.01 per share (the “Preferred Stock”), upon conversion of debt securities, or Class A Common Stock upon conversion of Preferred Stock, or Class A Common Stock, Preferred Stock, or debt securities upon exercise of warrants, rights to purchase Class A Common Stock, Preferred Stock and/or debt securities, or units comprised of the foregoing.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If the information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.
You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
Our Class A Common Stock and warrants to purchase shares of our Class A Common Stock (the “Warrants”) are listed on the Nasdaq Global Select Market (“Nasdaq”) under the trading symbols “ACDC” and “ACDCW,” respectively. On July 25, 2023, the last reported sale price of our Class A Common Stock was $12.85 per share, and the last reported sale price of our Warrants was $0.009 per Warrant. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or any securities market or other exchange of the securities covered by the applicable supplement. We recommend that you obtain current market quotations for the shares of our Class A Common Stock and Warrants prior to making an investment decision.
Messrs. Dan Wilks and Farris C. Wilks and the entities owned by or affiliated with them beneficially own 131,682,169 shares of our Class A Common Stock, representing approximately 82.6% of the voting power of ProFrac Holding Corp. as of July 24, 2023. Accordingly, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the sections “About this Prospectus” and “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and overallotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may, from time to time, offer and sell in one or more offerings any securities described in this prospectus, either individually or in combination with other securities, in one or more offerings, up to an aggregate amount of $750,000,000, at prices and on terms described in one or more supplements to this prospectus. We may also offer Class A Common Stock or Preferred Stock upon conversion of debt securities, or Class A Common Stock upon conversion of Preferred Stock, or Class A Common Stock, Preferred Stock or debt securities upon exercise of warrants, rights or units. This prospectus provides you with a general description of the securities we may offer.
Each time we offer any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.
The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus may contain and incorporate by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Additionally, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any

ii

prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus and the documents incorporated by reference herein may also include trademarks, service marks and tradenames that are the property of other organizations. Our use or display of any third party’s trademarks, service marks, trade names or products in this prospectus and the documents incorporated by reference herein is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, trademarks, service marks and tradenames referred to in this prospectus may appear without the ®, SM and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks, service marks and tradenames.

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PROSPECTUS SUMMARY
This summary highlights important features of this offering and selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires or indicates, references to “Company,” “we,” “our,” “us,” and “ProFrac” refer to (i) before the completion of the Corporate Reorganization (as defined below), ProFrac Holdings, LLC, a Texas limited liability company (“ProFrac LLC”), and its consolidated subsidiaries; and (ii) following the completion of the Corporate Reorganization, ProFrac Holding Corp., a Delaware corporation, and its consolidated subsidiaries. When we refer to a “fleet” or a “frac fleet,” we are referring to the pumping units, truck tractors, data trucks, storage tanks, chemical additive and hydration units, blenders and other equipment necessary to perform well stimulation services, including back-up pumping capacity.
PROFRAC HOLDING CORP.
Overview
We are a technology-focused, vertically integrated energy services company providing well stimulation services, proppants production and other complementary products and services to oil and gas companies engaged in exploration and production (“E&P”) of unconventional oil and natural gas resources throughout the United States. Founded in 2016, ProFrac was built to be the go-to service provider for E&P companies’ most demanding hydraulic fracturing needs. Our business combines a young fleet of modern, technologically advanced pressure pumping equipment with vertically integrated proppant, chemicals and manufacturing, enabling us to deliver premium service quality while maintaining an advantaged cost structure. We believe the technical and operational capabilities of our fleets, as well as our internal frac sand production and equipment manufacturing capabilities uniquely position us to capitalize on the growing demand for well stimulation services to support the ongoing development of United States oil and gas reserves. Additionally, we have a focused M&A strategy to acquire high-quality businesses at attractive valuations that increase our scale and expand our technological and supply chain competencies.
We believe we are among the largest well stimulation services providers in the United States. We operate throughout nearly all major unconventional oil and gas basins in the United States and our scale and geographical footprint provide us with both operating leverage as well as exposure to a diversified customer and commodity mix.
We operate in three reportable business segments: stimulation services, manufacturing and proppant production. Our stimulation services segment owns and operates a fleet of mobile hydraulic fracturing units and other auxiliary equipment that generates revenue by providing stimulation services to our customers. Our manufacturing segment sells highly engineered, tight tolerance machined, assembled, and factory tested products such as high horsepower pumps, valves, piping, swivels, large-bore manifold systems, seats and fluid ends. Our proppant production segment provides proppant to oilfield service providers and E&P companies.
Corporate Information
ProFrac Holding Corp. was incorporated as a Delaware corporation on August 17, 2021 to become a holding corporation for ProFrac LLC and its subsidiaries upon completion of a corporate reorganization (“Corporate Reorganization”) in conjunction with an initial public offering (“IPO”) of 16,000,000 shares of Class A Common Stock, which was consummated on May 17, 2022 at a public offering price of $18.00 per share. Our principal executive offices are located in Willow Park, Texas, and our telephone number is (254) 776-3722. Our website is http://www.pfholdingscorp.com. The information on our website is not incorporated into this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
The Securities We May Offer
We may offer shares of our Class A Common Stock, Preferred Stock, various series of debt securities, warrants and/or rights to purchase any of such securities, or units that may consist of one or more shares of Class A Common Stock, Preferred Stock, debt securities, warrants and/or rights, either individually or in combination with other securities, up to a total dollar amount of $750,000,000, from time to time under this prospectus, together with any applicable prospectus supplements and any related free writing prospectus, at prices and on terms to be determined at the time of any offering. We may also offer Class A Common Stock, Preferred Stock and/or debt securities upon the exercise of warrants, rights or units. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity date, if applicable;

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original issue discount, if any;

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rates and times of payment of interest or dividends, if any;

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redemption, conversion, exercise, exchange or sinking fund terms, if any;

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ranking;

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restrictive covenants, if any;

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voting or other rights, if any;

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conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

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material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may sell the securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:
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the names of those agents or underwriters;

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applicable fees, discounts and commissions to be paid to them;

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details regarding overallotment options, if any; and

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the net proceeds to us.

Class A Common Stock
We may issue shares of our Class A Common Stock from time to time. Except as otherwise required by law, ProFrac’s Second Amended and Restated Certificate of Incorporation (the “Charter”) or ProFrac’s Amended and Restated Bylaws (the “Bylaws”), each holder of our Class A Common Stock is entitled to cast one vote per share on any matter that is submitted to a vote of stockholders. Subject to the rights of the holders of each outstanding series of our Preferred Stock, the holders of shares of our Class A Common Stock are entitled to participate ratably on a per share basis in any dividends or distributions as may be declared by our board of directors (the “Board”) from time to time out of any of our assets or funds legally available for the payment thereof. Upon our dissolution, liquidation or winding up, the holders of our Preferred Stock are entitled to a liquidation preference over holders of our Class A Common Stock as follows: after the distribution of the preferential amount, if any, to the holders of shares of Preferred Stock or any series thereof, the holders of our Class A Common Stock are entitled to receive the remaining assets of the Company as may be available for distribution to stockholders, ratably in proportion to the number of shares of Class A Common Stock held. Holders of our Class A Common Stock have no conversion rights or preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to our Class A Common Stock. In this prospectus, we have summarized certain general features of the Class A Common Stock under the section titled “Description of Capital Stock — Class A Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any Class A Common Stock being offered.
Preferred Stock
We may issue shares of our Preferred Stock from time to time, in one or more series. The Board is authorized to fix the voting rights, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of Preferred Stock. The Board is able, without stockholder approval, to issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Class A Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management.
If we sell any series of Preferred Stock under this prospectus, we will fix the designations, voting powers, preferences and rights of the Preferred Stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of Preferred Stock we are offering. In this prospectus, we have summarized certain general features of the Preferred Stock under “Description of Capital Stock —  Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of Preferred Stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of Preferred Stock.
Debt Securities
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible or exchangeable debt securities will be convertible into or exchangeable for our Class A Common Stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange prices.
The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the section titled “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants
We may issue warrants for the purchase of Class A Common Stock, Preferred Stock and/or debt securities in one or more series. We may issue warrants independently or in combination with Class A Common Stock, Preferred Stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants under the section titled “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.
Rights
We may issue rights, which may consist of one or more shares of Class A Common Stock, Preferred Stock, and/or any of the other securities offered hereby (the “Rights”). In this prospectus, we have summarized certain general features of the Rights under the section titled “Description of Rights.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the Rights being offered, as well as the Rights agreement and/or Rights certificate, as applicable, that contain the terms of the Rights. We will incorporate by reference from reports that we file with the SEC, the form of Rights agreement and Rights certificate, as applicable, that contain the terms of the particular Rights we are offering, and any supplemental agreements, before the issuance of such Rights.
Units
We may issue units, which may consist of one or more securities offered hereby (the “Units”). In this prospectus, we have summarized certain general features of the Units under the section titled “Description of Units.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the Units being offered, as well as the form of Units and/or the Units agreement and Unit certificate, as applicable, that contain the terms of the Units. We will incorporate by reference from reports that we file with the SEC, the form of Units and/or the Unit agreement and Unit certificate, as applicable, that contain the terms of the particular Units we are offering, and any supplemental agreements, before the issuance of such Units.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, and those risk factors that may be included in any applicable prospectus supplement, together with all of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering in evaluating any investment in our securities.
The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be materially adversely affected. Please carefully read “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and any prospectus supplement and the documents incorporated by reference herein or thereafter, contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include those that express a belief, expectation or intention, as well as those that are not statements of historical fact. Forward-looking statements include information regarding our future plans and goals, as well as our expectations with respect to:
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Our business strategy and future growth prospects;

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Our industry;

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Integration of acquired businesses;

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Our future profitability, cash flows and liquidity;

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Our financial strategy, budget, projections and operating results;

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The amount, nature and timing of our capital expenditures and the impact of such expenditures on our performance;

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The availability and terms of capital;

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Our exploration, development and production activities;

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The market for our existing and future products and services;

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Competition and government regulations; and,

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General economic conditions.

These forward-looking statements may be accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “should,” “could,” “would,” “likely,” “future,” “budget,” “pursue,” “target,” “seek,” “objective,” or similar expressions that are predictions of or indicate future events or trends that do not relate to historical matters.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the “Risk Factors” section in our Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference.
We do not assume any obligation to update any forward-looking statements made by us. Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, but not limited to, the following:
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our ability to finance, consummate, integrate and realize the benefits expected from our past or future acquisitions, including any related synergies;

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uncertainty regarding the timing, pace and extent of an economic recovery in the United States and elsewhere, which in turn will likely affect demand for crude oil and natural gas and therefore the demand for our services;

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the level of production of crude oil, natural gas and other hydrocarbons and the resultant market prices of crude oil, natural gas, natural gas liquids and other hydrocarbons;

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a further decline or future decline in domestic spending by the onshore oil and natural gas industry;

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actions by members of the Organization of Petroleum Exporting Countries, Russia and other oil-producing countries with respect to oil production levels and announcements of potential changes in such levels;

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the political environment in oil and natural gas producing regions, including uncertainty or instability resulting from civil disorder, terrorism or war, such as the ongoing war between Russia and Ukraine, which may negatively impact our operating results;

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changes in general economic and geopolitical conditions;

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competitive conditions in our industry;

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changes in the long-term supply of and demand for oil and natural gas;

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actions taken by our customers, competitors and third-party operators;

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a decline in demand for proppant;

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our ability to obtain permits, approvals and authorizations from governmental and third parties, and the effects of or changes to U.S. government regulation;

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changes in the availability and cost of capital;

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our ability to successfully implement our business plan;

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large or multiple customer defaults, including defaults resulting from actual or potential insolvencies;

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the effects of consolidation on our customers or competitors;

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the price and availability of debt and equity financing (including changes in interest rates);

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our ability to complete growth projects on time and on budget;

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introduction of new drilling or completion techniques, or services using new technologies subject to patent or other intellectual property protections;

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operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control;

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acts of terrorism, war or political or civil unrest in the United States or elsewhere;

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loss or corruption of our information or a cyberattack on our computer systems;

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the price and availability of alternative fuels and energy sources;

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federal, state and local regulation of hydraulic fracturing and other oilfield service activities, as well as exploration and production activities, including public pressure on governmental bodies and regulatory agencies to regulate our industry;

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the availability of water resources, suitable proppant and chemicals in sufficient quantities for use in hydraulic fracturing fluids;

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the effects of existing and future laws and governmental regulations (or the interpretation thereof) on us and our customers;

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the severity and duration of widespread health events and related economic repercussions on the oil and gas industry and on demand for oil and gas; and

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the effects of future litigation.

These and other important factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in (i) “Risk Factors” in this prospectus, (ii) our other reports and filings we made with the SEC from time to time, and (iii) other announcements we may make from time to time. Should one or more of the risks or uncertainties described in our SEC filed documents listed above or in this prospectus occur, or should underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statements. All such forward-looking statements in this prospectus are expressly qualified in their entirety by the cautionary statements in this section.

USE OF PROCEEDS
Unless otherwise provided in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes.
Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those securities in short-term, interest-bearing, investment-grade securities or hold as cash. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following summary description is based on the provisions of the Charter, the Bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This information may not be complete in all respects and is qualified entirely by reference to the Charter and the Bylaws, which are incorporated by reference into the registration statement of which this prospectus is a part.
Authorized Capital Stock
Our Charter authorizes the issuance of 1,000,000,000 shares of common stock divided into 600,000,000 shares of Class A Common Stock and 400,000,000 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, our “Common Stock”). An additional 50,000,000 shares of Preferred Stock are also authorized under our Charter. As of July 24, 2023, there were 159,388,143 shares of Class A Common Stock issued and outstanding, held by 57 stockholders of record, no shares of Class B Common Stock outstanding, and no shares of Preferred Stock outstanding. Except as otherwise provided in our Charter, Shares of Class A Common Stock and Class B Common Stock have identical rights and privileges.
The number of authorized shares of our Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon, and no vote of the holders of our Class A Common Stock, Class B Common Stock or Preferred Stock, or of any series thereof, voting separately as a class shall be required therefor, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provisions thereto).
Common Stock
Voting Power
Holders of our Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented to the stockholders, except as otherwise provided in our Certificate of Incorporation or as otherwise required under the DGCL. There are no cumulative voting rights in the election of directors.
Dividends
Holders of shares of our Class A Common Stock are entitled to receive ratably, in proportion to the number of shares of Class A Common Stock held, such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared by the Board at any time and from time to time out of funds of the Company legally available for that purpose, subject to any prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof.
Liquidation, Dissolution and Winding Up
In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, following the distribution of the preferential amounts, if any, to the holders of shares of Preferred Stock or any series thereof, the holders of shares of Class A Common Stock are entitled to receive the remaining assets of the Company as may be available for distribution to stockholders, ratably in proportion to the number of shares of Class A Common Stock held.
Preemptive or Other Rights
No stockholder shall, by reason of holding the shares of any class or series of our capital stock, have any preemptive or preferential rights to acquire or subscribe for any shares or securities of any class (whether now or hereafter authorized), which may at any time be issued, sold or offered for sale by the Company, unless specifically provided for in the terms of a series of Preferred Stock.
Preferred Stock
The Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of Preferred Stock. The Board is able, without stockholder approval, to issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management.
We will fix the designations, voting powers, preferences and rights of the Preferred Stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of Preferred Stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of Preferred Stock being offered, including, to the extent applicable:
•
the title and stated value;

•
the number of shares we are offering;

•
the liquidation preference per share;

•
the purchase price;

•
the dividend rate, period and payment date and method of calculation for dividends;

•
whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•
the procedures for any auction and remarketing, if applicable;

•
the provisions for a sinking fund, if applicable;

•
the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•
any listing of the Preferred Stock on any securities exchange or market;

•
whether the Preferred Stock will be convertible into our Common Stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•
whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•
voting rights of the Preferred Stock;

•
preemptive rights, if any;

•
restrictions on transfer, sale or other assignment;

•
whether interests in the Preferred Stock will be represented by depositary shares;

•
a discussion of any material or special U.S. federal income tax considerations applicable to the Preferred Stock;

•
the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on the issuance of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the Preferred Stock.

The transfer agent for each series of Preferred Stock will be described in the applicable prospectus supplement.

Annual Stockholder Meetings
Annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by means of remote communication.
Anti-Takeover Effects of the Charter, the Bylaws and Certain Provisions of Delaware Law
Some provisions of Delaware law, our Charter and our Bylaws make more difficult the removal of our incumbent officers and directors, or the acquisition of the Company by a third party by means of a tender offer, a proxy contest or otherwise. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware General Corporation Law Section 203
Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the Nasdaq Global Select Market, from engaging in any business combination (as defined in Section 203 of the DGCL) with any interested stockholder (as defined in Section 203 of the DGCL) for a period of three years following the date that the stockholder became an interested stockholder, unless:
•
the business combination or the transaction which resulted in the shareholder becoming an interested shareholder is approved by the board of directors before the date the interested shareholder attained that status;

•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of shareholders by at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

A corporation may elect not to be subject to Section 203 of the DGCL. We have elected to not be subject to the provisions of Section 203 of the DGCL.
ProFrac’s Charter and Bylaws
Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A Common Stock.
Among other things our Charter and Bylaws:
•
establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our

Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;
•
provide our Board the ability to authorize undesignated Preferred Stock. This ability makes it possible for our Board to issue, without shareholder approval, Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company;

•
provide that until we cease to be a controlled company, the members of our Board designated by the parties to the ProFrac Stockholders’ Agreement — which ProFrac entered into on May 17, 2022 with Dan Wilks, Farris Wilks and entities owned by or affiliated with them (as amended on January 13, 2023, the “ProFrac Stockholders’ Agreement”) — will have a majority of the voting power of our Board;

•
provide that the authorized number of directors may be changed only by resolution of the Board, subject to the terms of the ProFrac Stockholders’ Agreement and the rights of the holders of any series of our Preferred Stock to elect directors under specified circumstances;

•
provide that, after we cease to be a controlled company, and subject to the terms of the ProFrac Stockholders’ Agreement, all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of Preferred Stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provide that, after we cease to be a controlled company, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of Preferred Stock with respect to such series;

•
provide that, after we cease to be a controlled company, our Charter and Bylaws may be amended by the affirmative vote of the holders of at least 66 2∕3% in voting power of all then outstanding common stock entitled to vote thereon, voting together as a single class;

•
provide that, after we cease to be a controlled company, special meetings of our stockholders may only be called by the Board, the Chief Executive Officer or the Executive Chairman of the Board;

•
provide, after we cease to be a controlled company, for our Board to be divided into three classes of directors serving staggered three-year terms, other than directors which may be elected by holders of Preferred Stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors; and

•
provide that our Bylaws can be amended by the Board.

Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our Charter provides that, unless ProFrac consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware, will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on ProFrac’s behalf, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder to ProFrac or ProFrac’s stockholders, (iii) any action, suit or proceeding asserting a claim arising pursuant to any provision of the DGCL, ProFrac’s Charter or Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of ProFrac’s capital stock will be deemed to have notice of, and consent to, the provisions of ProFrac’s Charter described in the preceding sentences. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with ProFrac or ProFrac’s directors, officers, employees or stockholders, which may discourage such lawsuits against ProFrac and such persons. However, stockholders will not be deemed to have waived ProFrac’s compliance with the federal securities laws and the rules and regulations thereunder and the exclusive forum provision would not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act.
Our Charter also provides that the federal district courts of the United States will be the exclusive forum for any complaint asserting a cause of action under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this forum provision providing for exclusive jurisdiction of federal district courts with respect to suits brought to enforce any duty or liability created by the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Although the Charter contains the choice of forum provisions described above, it is possible that a court could find that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. The Charter, to the extent allowed by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or their respective affiliates in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and we renounce any expectancy that any of our directors or officers will offer any such corporate opportunity of which they may become aware to us.
Limitations on Liability and Indemnification of Officers and Directors
Our Charter contains certain provisions permitted under the DGCL relating to the liability of directors and officers. These provisions eliminate the personal liability for monetary damages resulting from a breach of fiduciary duty as a director or officer, to the fullest extent permitted by the DGCL. Our Bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and also provide that we must pay expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions.
Listing
Our Class A Common Stock and Warrants are traded on Nasdaq under the symbols “ACDC” and “ACDCW,” respectively. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any securities market or other exchange of any securities covered by such prospectus supplement.

Transfer Agent and Registrar
The transfer agent and registrar for our Class A Common Stock and Warrants is American Stock Transfer & Trust Company, LLC.
Description of Existing Warrants
The following summary of the material terms of our existing Warrants does not purport to be complete and is qualified in its entirety by reference to the warrant-related documents described herein, which are incorporated by reference into the registration statement of which this prospectus is a part.
Public Warrants
Reference is made to that certain Form 8-A filed by the Company with the SEC on November 1, 2022 and the second amendment to the Amended and Restated Warrant Agreement filed with the SEC on March 30, 20223 as exhibit 10.52 to our Form 10-K (the “Warrant Amendment”). The following summary is qualified in its entirety by reference to the description of the registered securities set forth in Item 1 of the aforementioned Form 8-A and the Warrant Amendment, which are incorporated herein by reference.
Upon consummation of the acquisition of U.S. Well Services, Inc. (“USWS”) by the Company on November 1, 2022, certain warrants previously issued by USWS were assumed by the Company and converted into rights to receive, upon valid exercise thereof, shares of the Company’s Class A Common Stock (the “Warrants”). A Warrant holder may exercise its Warrants only for a whole number of shares of our Class A Common Stock. The Warrants will expire on September 10, 2023, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We may call the Warrants for redemption:
(i)
in whole and not in part,

(ii)
at a price of $0.01 per Warrant,

(iii)
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and

(iv)
if, and only if, the reported last sale price of our Class A Common Stock equals or exceeds $249.55 per share (the “Redemption Trigger Price”) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If we call the Warrants for redemption as described above, we will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” If we take advantage of this option, each holder would pay the exercise price by surrendering the Warrants for that number of shares of the Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Class A Common Stock underlying such Warrants, multiplied by the difference between the exercise price of such Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.
The exercise price, the redemption price and number of shares of Class A Common Stock issuable on exercise of the outstanding Warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or recapitalization, reorganization, merger or consolidation. However, the exercise price and number of Class A Common Stock issuable on exercise of the Warrants will not be adjusted for issuances of Class A Common Stock at a price below the Warrant exercise price.
As of July 24, 2023, a total of 19,167,417 Warrants were outstanding, entitling their holders to purchase an aggregate of 153,613 shares of Class A Common Stock.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•
the title of the series of debt securities;

•
any limit upon the aggregate principal amount that may be issued;

•
the maturity date or dates;

•
the form of the debt securities of the series;

•
the applicability of any guarantees;

•
whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•
whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•
our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•
the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

•
the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•
if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•
additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•
additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•
additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•
additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•
the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•
whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•
any restrictions on transfer, sale or assignment of the debt securities of the series; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•
if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•
the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•
the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•
such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•
to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•
to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

•
reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•
reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

•
replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

•
appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A Common Stock, Preferred Stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with Class A Common Stock, Preferred Stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase Class A Common Stock or Preferred Stock, the number of shares of Class A Common Stock or Preferred Stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•
the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire;

•
the manner in which the warrant agreements and warrants may be modified;

•
a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•
the terms of the securities issuable upon exercise of the warrants; and

•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase Class A Common Stock or Preferred Stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the general features of the rights that we may offer under this prospectus (the “Rights”). We may issue Rights to our stockholders to purchase shares of our Class A Common Stock, Preferred Stock and/or any of the other securities offered hereby. Each series of Rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agents. When we issue Rights, we will provide the specific terms of the Rights and the applicable rights agreement in a prospectus supplement. Because the terms of any Rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on the information provided in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part of the form of rights agreement that describes the terms of the series of Rights we are offering before the issuance of the related series of Rights. As of the date of this prospectus, we had no Rights outstanding.
We may issue any series of Rights, certain terms of that series of Rights will be described in the applicable prospectus supplement, including, without limitation, the following:
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the date for determining the persons entitled to participate in the Rights distribution;

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the securities purchasable upon exercise of the Rights;

•
the exercise price;

•
the aggregate number of Rights issued;

•
the date, if any, on and after which the Rights will be separately transferable;

•
the respective dates on which the holder’s ability to exercise the Rights will commence and will expire;

•
a discussion of any material U.S. federal income tax considerations applicable to the Rights; and

•
any other terms of the Rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the Rights.

Each Right will entitle the holder of Rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the Rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised Rights will be void.
Holders may exercise Rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the Rights. If less than all of the Rights issued in any Rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.
Governing Law
Unless we otherwise specify in the applicable prospectus supplement, the Rights and any rights agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the general features of the units that we may offer under this prospectus, which may consist of one or more securities offered hereby (the “Units”). These Units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such Units. Units will be issued pursuant to one or more unit agreements to be entered into between us and a bank or trust company, as unit agents. While the features we have summarized below will generally apply to any future Units we may offer pursuant to this prospectus, we will describe the particular terms of any Units that we may offer in more detail in the applicable prospectus supplements. The specific terms of any Units we offer under a prospectus supplement may differ from the terms we describe below. Accordingly, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We urge you to read the applicable prospectus supplement relating to the specific Units being offered, as well as the complete instruments that contain the terms of the securities that comprise those Units. Certain of those instruments, or forms of those instruments, have been, or will be, filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
If we offer any Units, certain terms of that series of Units will be described in the applicable prospectus supplement, including the following, to the extent applicable:
•
the title of the series of Units;

•
the identification and description of the separate constituent securities comprising the Units;

•
the price or prices at which the Units will be issued;

•
the date, if any, on and after which the constituent securities comprising the Units will be separately transferable;

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a discussion of any material U.S. federal income tax considerations applicable to the Units; and

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any other terms of the Units and the constituent securities.

Governing Law
Unless we otherwise specify in the applicable prospectus supplement, the Units and any unit agreements will be governed by and construed in accordance with the laws of the State of New York.

LEGAL OWNERSHIP OF SECURITIES
We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•
the performance of third-party service providers;

•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle a request for the holders’ consent, if ever required;

•
whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•
how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•
if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non- global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•
an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•
if we notify any applicable trustee that we wish to terminate that global security; or

•
if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby in one or more of the following ways from time to time:
•
to or through underwriters;

•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in transactions other than on these exchanges or systems or in the over-the-counter market;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
an accelerated securities repurchase program;

•
a combination of any of these methods of sale; and

•
any other method permitted pursuant to applicable law.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. The distribution of our securities may be effected from time to time in one or more transactions:
•
at a fixed price, or prices, which may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Brown Rudnick LLP will pass upon the validity of the securities offered by this prospectus and any supplement thereto. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The audited financial statements of ProFrac Holding Corp. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
KPMG LLP, independent registered public accounting firm, has audited the consolidated financial statements of Flotek Industries, Inc. as of December 31, 2022 and 2021, and for each of the years in the two year period ended December 31, 2022, their audit report is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus and elsewhere in the registration statement, and upon the authority of KPMG LLP as experts in accounting and auditing. The audit report covering the December 31, 2022 and 2021 consolidated financial statements of Flotek Industries, Inc. contains an explanatory paragraph that states that Flotek Industries, Inc.’s recurring operating losses and negative cash flows from operations raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements of Flotek Industries, Inc. do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the SEC’s website. Our filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC, at our website at http://www.pfholdingscorp.com. Information contained on or accessible through our website is not part of this prospectus or any prospectus supplement, and the inclusion of our website in this prospectus is an inactive textual reference only.
This prospectus is part of the registration statement on Form S-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on May 1, 2023);

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 12, 2023;

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our Current Reports on Form 8-K filed with the SEC on January 4, 2023 (except for the information furnished under Item 7.01 and Exhibit 99.1 thereto), January 6, 2023, January 12, 2023, January 23, 2023, February 2, 2023, February 22, 2023 (except for the information furnished under Item 7.01 and Exhibit 99.1 thereto), February 28, 2023 (except for the information furnished under Item 7.01 and Exhibit 99.1 thereto), March 21, 2023 (except for the information furnished under Item 2.02 and Exhibit 99.1 and Exhibit 99.2 thereto), March 28, 2023, April 11, 2023 (except for the information furnished under Exhibit 99.1 thereto), April 12, 2023 (except for the information furnished under Item 7.01 and Exhibit 99.1 thereto), May 10, 2023 (except for the information furnished under Item 2.02 and Exhibit 99.1 thereto), June 6, 2023, and July 12, 2023; and

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the description of our securities contained in Exhibit 4.12 to our Annual Report on Form 10-K, including any amendments thereto or reports filed for the purpose of updating such description.

All reports filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) filed by the registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website, at the address provided above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at the following address or telephone number:
ProFrac Holding Corp.
333 Shops Boulevard, Suite 301
Willow Park, Texas 76087
(254) 776-3722
Attn: Investor Relations

$75,000,000
ProFrac Holding Corp.
Class A common stock
Joint book-running managers
J.P. Morgan
Piper Sandler